Exhibit 99.1

       Friendly Ice Cream Corporation Reports Third Quarter 2006 Results

    WILBRAHAM, Mass.--(BUSINESS WIRE)--Nov. 8, 2006--Friendly Ice
Cream Corporation (AMEX: FRN) today reported financial results for the third quarter and nine months ended October 1, 2006. Financial and performance highlights include:

    -- Net income in the third quarter was $2.0 million, or $0.24 per share, compared to net income of $3.4 million, or $0.43 per share, reported for the prior year. Income from continuing operations was $2.0 million, or $0.24 per share, compared to $2.4 million, or $0.30 per share, reported for the prior year. Total revenues were $141.9 million, an increase of $0.8 million as compared to total revenues of $141.1 million for the prior year. Comparable restaurant sales increased 1.7% for company-operated restaurants and decreased 1.7% for franchised restaurants.

    -- Year-to-date, net income was $4.8 million, or $0.60 per share, compared to $2.9 million, or $0.37 per share, reported for the prior year. Income from continuing operations was $1.6 million, or $0.19 per share, compared to $2.5 million, or $0.31 per share, reported for the prior year. Total revenues were $409.1 million, an increase of $1.2 million as compared to total revenues of $407.9 million for the prior year. Comparable restaurant sales increased 1.4% for company-operated restaurants and decreased 1.7% for franchised restaurants.

    -- One new franchise restaurant was opened during the third quarter of 2006.

    -- In the third quarter, two company-operated restaurants were re-franchised, resulting in a gain on franchise sales of restaurant operations and properties of $80 thousand.

    -- Thirty-six company-operated restaurants were remodeled during the third quarter.

    -- A development agreement was reached with a new franchisee for twelve Friendly's restaurants in the Raleigh-Durham, NC market. This is a new market for Friendly's and the first restaurant is scheduled to open in 2007.

    Donald Smith, Chairman of the Board, said, "We are pleased that restaurant comparable sales for company-operated restaurants appear to have stabilized during the quarter. However, we need to do more to successfully leverage the Friendly's brand and improve our operating performance. I am convinced that the opportunity still exists to further capitalize on our great brand by introducing exciting ice cream and food products that improve the overall value and affordability to families who buy our products and enjoy the Friendly's restaurant experience."

    Smith continued, "Friendly's senior management is conducting a thorough review of every significant aspect of the Company and its operations to identify initiatives that will take advantage of our unique niche in the marketplace and at the same time improve our financial performance. Our near-term priority is to stabilize and improve profits in our company-operated restaurants. Additionally, we intend to accelerate our franchising efforts by developing a new-store prototype that results in acceptable returns to our franchisees. In the long-term, we are focused and committed to positioning Friendly's for operating success and increased shareholder value."

    Third Quarter Results

    The review of third quarter results includes references to Adjusted EBITDA for each of the Company's business segments which are non-GAAP financial measures. Please see the note below for an explanation of the use of non-GAAP financial measures and the supplemental disclosure attached to this press release for a reconciliation of these measures to the most directly comparable GAAP financial measure.

    Restaurant revenues were $104.8 million in the third quarter of 2006, a decrease of $1.8 million, as compared to restaurant revenues of $106.6 million for the prior year third quarter. Comparable restaurant sales increased 1.7% which was more than offset by a $3.0 million decline in restaurant revenue from the re-franchising of 11 company-operated restaurants over the past 15 months. Adjusted restaurant EBITDA was $10.8 million, or 10.3% of restaurant revenues, in the third quarter of 2006 compared to $10.2 million, or 9.4% of restaurant revenues, in the prior year. Cost of sales, as a percentage of restaurant revenues, improved by 1.1% as compared to the prior year due to increased menu prices, product re-formulations and flat commodity costs. Labor and benefits, as a percentage of restaurant revenues, decreased by 0.7% as a result of menu price increases and a reduction in group insurance claims which offset higher crew level wages and increased general manager bonus expense. Operating expenses of $27.3 million were the same in both years. Also, general and administrative expenses were unfavorable versus the prior year due to increased field management costs.

    In the third quarter of 2006, Foodservice revenues were $32.9 million, an increase of $2.1 million, as compared to $30.8 million for the third quarter of 2005. Franchise restaurant product revenues increased by $1.2 million due to increased revenue from additional franchise restaurants that was in part offset by a decline in franchise comparable sales. Sales to retail supermarket customers increased by $0.9 million. An increase in retail supermarket case volume of 14.4% was partially offset by increased trade spending and sales allowances. Adjusted foodservice EBITDA increased by $1.0 million from the prior year to $5.3 million due to the increase in sales and lower cream prices.

    Franchise revenues were $4.2 million in the third quarter of 2006 as compared to $3.8 million in the prior year. The $0.4 million increase in revenue was primarily due to an increase in initial franchise fees and rental income from leased and sub-leased franchise locations. Increased franchise royalties from the opening of six new franchised restaurants and the re-franchising of 11 restaurants over the past fifteen months were offset by the closing of five under-performing restaurants and a 1.7% decline in comparable franchise sales. Adjusted franchise EBITDA was $3.0 million as compared to $2.7 million in the prior year.

    Corporate expenses of $5.0 million in the third quarter of 2006 increased by $1.3 million as compared to the prior year primarily due to increases in bonus and severance costs. These expenses were partially offset by reduced legal fees and other professional services.

    As a result of the Company's intent to continue recording a full valuation allowance on tax benefits until an appropriate level of profitability can be sustained, the provision for income taxes was based on an estimate of current taxes payable through the third quarter of 2006. Accordingly, the income tax provision was $0.7 million for the three months ended October 1, 2006 as compared to $0.1 million for the three months ended October 2, 2005.

    References to Non-GAAP Financial Measures

    This press release includes references to the non-GAAP financial measure "adjusted EBITDA." The Company defines "adjusted EBITDA" for a given period as net income(loss) before (i) (provision for) benefit from income taxes, (ii) interest expense, net, (iii) depreciation and amortization, (iv) write-downs of property and equipment, (v) net periodic pension cost and (vi) other non-cash items. The Company has included information concerning adjusted EBITDA for the Company and each of its business segments in this release because the Company's incentive plan pays bonuses based on achieving EBITDA targets and the Company's management believes that such information is used by certain investors as one measure of a company's historical ability to service debt. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, earnings (loss) from continuing operations before provision for income taxes or other traditional indications of a company's operating performance.

    Investor Conference Call

    An investor conference call to review 2006 third quarter results will be held on Thursday, November 9, 2006 at 10:00 A.M. Eastern Time. The conference call will be broadcast live over the Internet and will be hosted by Donald Smith, Chairman of the Board. To listen to the call, go to the Investor Relations section of the Company's website located at friendlys.com, or go to streetevents.com. An online replay will be available approximately one hour after the conclusion of the call.

    About Friendly's

    Friendly Ice Cream Corporation is a vertically integrated restaurant company serving signature sandwiches, entrees and ice cream desserts in a friendly, family environment in over 520 company and franchised restaurants throughout the Northeast. The Company also manufactures ice cream, which is distributed through more than 4,500 supermarkets and other retail locations. With a 71-year operating history, Friendly's enjoys strong brand recognition and is currently remodeling its restaurants and introducing new products to grow its customer base. Additional information on Friendly Ice Cream Corporation can be found on the Company's website (www.friendlys.com).

    Forward Looking Statements

    Statements contained in this release that are not historical facts constitute "forward looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include statements relating to the anticipated impact of the Company's key strategic objectives and initiatives. All forward looking statements are subject to risks and uncertainties which could cause results to differ materially from those anticipated. These factors include risks and uncertainties arising from accounting adjustments, the Company's highly competitive business environment, exposure to fluctuating commodity prices, risks associated with the foodservice industry, the ability to retain and attract new employees, new or changing government regulations, the Company's high geographic concentration in the Northeast and its attendant weather patterns, conditions needed to meet restaurant re-imaging and new opening targets, the Company's ability to continue to develop and implement its franchising program, the Company's ability to service its debt and other obligations, the Company's ability to meet ongoing financial covenants contained in the Company's debt instruments, loan agreements, leases and other long-term commitments, unforeseen costs and expenses associated with litigation, and costs associated with improved service and other similar initiatives, and the Company's ability to find a suitable replacement chief executive officer. Other factors that may cause actual results to differ from the forward looking statements contained herein and that may affect the Company's prospects in general are included in the Company's other filings with the Securities and Exchange Commission. As a result the Company can provide no assurance that its future results will not be materially different from those projected. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such forward looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.



                    Friendly Ice Cream Corporation
----------------------------------------------------------------------
                Consolidated Statements of Operations
----------------------------------------------------------------------
            (In thousands, except per share and unit data)
                             (unaudited)

                                  Quarter Ended     Nine Months Ended
                               ------------------- -------------------
                                Oct 1,    Oct 2,    Oct 1,    Oct 2,
                                  2006      2005      2006      2005
                               --------- --------- --------- ---------

Restaurant Revenues            $104,840  $106,602  $305,387  $309,178
Foodservice Revenues             32,850    30,786    91,881    87,840
Franchise Revenues                4,194     3,753    11,821    10,879
                               --------- --------- --------- ---------
REVENUES                        141,884   141,141   409,089   407,897

COSTS AND EXPENSES:
  Cost of sales                  53,221    53,537   153,545   155,011
  Labor and benefits             35,972    37,260   108,927   110,820
  Operating expenses             28,535    28,522    79,350    79,411
  General and administrative
   expenses                      10,374     8,262    32,920    28,239
  Write-downs of property and
   equipment                        307         -       522       289
  Depreciation and
   amortization                   5,636     5,655    17,156    17,438
(Gain) loss on franchise
 sales of restaurant
 operations and properties          (80)        7    (2,091)   (2,521)
Loss on disposals of other
 property and equipment, net        534       181     1,009       523
                               --------- --------- --------- ---------

OPERATING INCOME                  7,385     7,717    17,751    18,687

Interest expense, net             5,061     5,196    15,628    15,711
Other income                       (329)        -      (329)        -
                               --------- --------- --------- ---------

INCOME FROM CONTINUING
 OPERATIONS BEFORE PROVISION
 FOR INCOME TAXES                 2,653     2,521     2,452     2,976

Provision for income taxes         (650)     (101)     (900)     (525)
                               --------- --------- --------- ---------

INCOME FROM CONTINUING
 OPERATIONS                       2,003     2,420     1,552     2,451

(Loss) income from
 discontinued operations, net
 of income tax effect               (32)      987     3,258       487
                               --------- --------- --------- ---------

NET INCOME                       $1,971    $3,407    $4,810    $2,938
                               ========= ========= ========= =========

BASIC NET INCOME PER SHARE:
  Income from continuing
   operations                     $0.24     $0.31     $0.20     $0.32
  Income from discontinued
   operations                         -      0.12      0.41      0.06
                               --------- --------- --------- ---------
  Net income                      $0.24     $0.43     $0.61     $0.38
                               ========= ========= ========= =========

DILUTED NET INCOME PER SHARE:
  Income from continuing
   operations                     $0.24     $0.30     $0.19     $0.31
  Income from discontinued
   operations                         -      0.13      0.41      0.06
                               --------- --------- --------- ---------
  Net income                      $0.24     $0.43     $0.60     $0.37
                               ========= ========= ========= =========

WEIGHTED AVERAGE SHARES:
  Basic                           7,925     7,840     7,913     7,770
                               ========= ========= ========= =========
  Diluted                         8,044     7,988     8,045     7,909
                               ========= ========= ========= =========

NUMBER OF COMPANY UNITS:
Beginning of period                 309       332       314       347
Openings                              -         -         2         1
Refranchised closings                (2)        -        (6)      (10)
Closings                              -        (2)       (3)       (8)
                               --------- --------- --------- ---------
End of period                       307       330       307       330
                               ========= ========= ========= =========

NUMBER OF FRANCHISED UNITS:
Beginning of period                 217       205       213       195
Refranchised openings                 2         -         6        10
Openings                              1         -         2         2
Closings                             (3)        -        (4)       (2)
                               --------- --------- --------- ---------
End of period                       217       205       217       205
                               ========= ========= ========= =========




                    Friendly Ice Cream Corporation
----------------------------------------------------------------------
                Consolidated Statements of Operations
----------------------------------------------------------------------
                     Percentage of Total Revenues
----------------------------------------------------------------------
                             (unaudited)

                                      Quarter Ended  Nine Months Ended
                                     --------------- -----------------
                                     Oct 1,  Oct 2,   Oct 1,   Oct 2,
                                       2006    2005     2006     2005
                                     ------- ------- --------- -------

Restaurant Revenues                   73.9 %  75.5 %    74.7 %  75.8 %
Foodservice Revenues                  23.1 %  21.8 %    22.4 %  21.5 %
Franchise Revenues                     3.0 %   2.7 %     2.9 %   2.7 %
                                     ------- ------- --------- -------
REVENUES                             100.0 % 100.0 %   100.0 % 100.0 %

COSTS AND EXPENSES:
  Cost of sales                       37.5 %  37.9 %    37.5 %  38.0 %
  Labor and benefits                  25.4 %  26.4 %    26.6 %  27.2 %
  Operating expenses                  20.1 %  20.2 %    19.4 %  19.5 %
  General and administrative
   expenses                            7.3 %   5.9 %     8.0 %   6.9 %
  Write-downs of property and
   equipment                           0.2 %      -      0.1 %      -
  Depreciation and amortization        4.0 %   4.0 %     4.2 %   4.3 %
(Gain) loss on franchise sales of
 restaurant operations and
 properties                           (0.1)%      -     (0.4)%  (0.6)%
Loss on disposals of other property
 and equipment, net                    0.4 %   0.1 %     0.3 %   0.1 %
                                     ------- ------- --------- -------

OPERATING INCOME                       5.2 %   5.5 %     4.3 %   4.6 %

Interest expense, net                  3.6 %   3.7 %     3.8 %   3.9 %
Other income                          (0.2)%      -     (0.1)%      -
                                     ------- ------- --------- -------

INCOME FROM CONTINUING
  OPERATIONS BEFORE PROVISION FOR
  INCOME TAXES                         1.8 %   1.8 %     0.6 %   0.7 %

Provision for income taxes            (0.4)%  (0.1)%    (0.2)%  (0.1)%
                                     ------- ------- --------- -------

INCOME FROM CONTINUING
  OPERATIONS                           1.4 %   1.7 %     0.4 %   0.6 %

(Loss) income from discontinued
 operations, net of income tax
 effect                                   -    0.7 %     0.8 %   0.1 %
                                     ------- ------- --------- -------

NET INCOME                             1.4 %   2.4 %     1.2 %   0.7 %
                                     ======= ======= ========= =======




                    Friendly Ice Cream Corporation
----------------------------------------------------------------------
                Condensed Consolidated Balance Sheets
----------------------------------------------------------------------
                            (In thousands)
                             (unaudited)

                                                October 1, January 1,
                                                   2006        2006
                                                ---------- -----------
                     Assets
 ---------------------------------------------------------------------

  Current Assets:
    Cash and cash equivalents                     $28,030     $14,597
    Other current assets                           38,116      35,282
                                                ---------- -----------
  Total Current Assets                             66,146      49,879

  Property and Equipment, net                     136,974     143,290

  Intangibles and Other Assets, net                20,103      25,073
                                                ---------- -----------

                                                 $223,223    $218,242
                                                ========== ===========

      Liabilities and Stockholders' Deficit
 ---------------------------------------------------------------------

  Current Liabilities:
    Current maturities of debt, capital
      lease and finance obligations                $3,044      $2,845
    Other current liabilities                      67,714      63,444
                                                ---------- -----------
  Total Current Liabilities                        70,758      66,289

  Capital Lease and Finance Obligations             5,052       6,173

  Long-Term Debt                                  223,700     224,894

  Other Long-Term Liabilities                      60,311      62,724

  Stockholders' Deficit                          (136,598)   (141,838)
                                                ---------- -----------

                                                 $223,223    $218,242
                                                ========== ===========




                    Friendly Ice Cream Corporation
----------------------------------------------------------------------
                Selected Segment Reporting Information
----------------------------------------------------------------------
                            (in thousands)
----------------------------------------------------------------------

                             For the Three Months For the Nine Months
                                     Ended                Ended
                             -----------------------------------------
                             October 1,October 2, October 1,October 2,
                               2006      2005       2006      2005
                             -------------------- --------------------
Revenues before elimination
 of intersegment revenues:
Restaurant                    $104,840  $106,602   $305,387  $309,178
Foodservice                     63,277    62,576    181,126   181,960
Franchise                        4,194     3,753     11,821    10,879
                             -------------------- --------------------
Total                         $172,311  $172,931   $498,334  $502,017
                             ==================== ====================

Intersegment revenues:
Foodservice                   $(30,427) $(31,790)  $(89,245) $(94,120)
                             ==================== ====================

Revenues:
Restaurant                    $104,840  $106,602   $305,387  $309,178
Foodservice                     32,850    30,786     91,881    87,840
Franchise                        4,194     3,753     11,821    10,879
                             -------------------- --------------------
Total                         $141,884  $141,141   $409,089  $407,897
                             ==================== ====================

Adjusted EBITDA (1):
Restaurant (2)                 $10,793   $10,150    $29,557   $29,809
Foodservice (2)                  5,344     4,344     13,529    10,725
Franchise (2)                    2,960     2,736      8,267     7,848
Corporate (2)                   (4,986)   (3,678)   (16,678)  (13,957)
(Loss) gain on property and
 equipment, net                   (454)     (180)     1,083     1,989
Less pension cost included
 in reporting segments             388        72      1,166       215
                             -------------------- --------------------
Total                          $14,045   $13,444    $36,924   $36,629
                             ==================== ====================

Interest expense, net           $5,061    $5,196    $15,628   $15,711
                             ==================== ====================

Depreciation and
 amortization:
Restaurant                      $3,938    $4,058    $12,102   $12,519
Foodservice                        705       800      2,161     2,427
Franchise                           82        37        220       117
Corporate                          911       760      2,673     2,375
                             -------------------- --------------------
Total                           $5,636    $5,655    $17,156   $17,438
                             ==================== ====================

Other non-cash expense:
Net periodic pension cost         $388       $72     $1,166      $215
Write-downs of property and
 equipment                         307         -        522       289
                             -------------------- --------------------
Total                             $695       $72     $1,688      $504
                             ==================== ====================

Income (loss) before
 provision for income taxes:
Restaurant                      $6,855    $6,092    $17,455   $17,290
Foodservice                      4,639     3,544     11,368     8,298
Franchise                        2,878     2,699      8,047     7,731
Corporate                      (10,958)   (9,634)   (34,979)  (32,043)
                             -------------------- --------------------
                                 3,414     2,701      1,891     1,276
(Loss) gain on property and
 equipment, net                   (761)     (180)       561     1,700
                             -------------------- --------------------
Total                           $2,653    $2,521     $2,452    $2,976
                             ==================== ====================



(1) Adjusted EBITDA represents net income (loss) before (i) (provision for) benefit from income taxes, (ii) interest expense, net, (iii) depreciation and amortization, (iv) write-downs of property and equipment, (v) net periodic pension cost and (vi) other non-cash items. The Company has included information concerning EBITDA in this schedule because the Company's incentive plan pays bonuses based on achieving EBITDA targets and the Company's management believes that such information is used by certain investors as one measure of a company's historical ability to service debt. EBITDA should not be considered as an alternative to, or more meaningful than, earnings
 (loss) from operations or other traditional indications of a company's operating performance.

(2) Amounts are prior to gain (loss) on property and equipment, net.

    CONTACT: Friendly Ice Cream Corporation
             Investment Contact:
             Deborah Burns, 413-731-4124
             or
             Media Contact:
             Maura Tobias, 413-731-4238